Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-149551, 333-148863, 333-148862 and 333-141793 on Form S-8 of our report dated February 24, 2012, relating to the December 31, 2011 consolidated financial statements of Enstar Group Limited and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of Enstar Group Limited and subsidiaries for the year ended December 31, 2013.

/s/ Deloitte & Touche Ltd.

Hamilton, Bermuda

March 3, 2014